Exhibit 99.1

 RMG Networks Holding Corp. Announces Pricing of Public Offering of Common Stock

Dallas, Texas, July 30, 2013 – RMG Networks Holding Corporation (NASDAQ: RMGN) announced today that it has priced an underwritten public offering of 5,000,000 shares of its common stock, at a public offering price of $8.00 per share. The company has granted the underwriters a 45-day option to purchase up to an additional 750,000 shares of common stock. The offering is expected to close on or about August 2, 2013, subject to satisfaction of customary closing conditions. The company intends to use the proceeds of the offering to pay down debt and for general corporate purposes, including the funding of the company’s growth initiatives.

Roth Capital Partners is acting as sole book-running manager and Northland Capital Markets is acting as co-manager in the offering.

A registration statement on Form S-1 relating to this offering was declared effective by the Securities and Exchange Commission (“SEC”) on July 29, 2013. The securities may be offered only by means of a prospectus. When available, a copy of the final prospectus will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus, when available, also may be obtained from Roth Capital Partners, LLC, Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660, at 800-678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT RMG NETWORKS

RMG Networks (NASDAQ: RMGN) is a global leader in intelligent digital signage solutions, providing digital signage media solutions, hardware, software and services to nearly 70% of the Fortune 500. Its RMG Media Networks business unit engages elusive audience segments with relevant content and advertising through digital place-based networks, including the largest digital airline media network, with a monthly audience of nearly 100 million viewers. Its RMG Enterprise Solutions business unit provides data visualization solutions for a variety of application areas including contact centers, supply chain, employee communications, hospitality, government/higher education and retail. The company is headquartered in Dallas with offices in the United States, United Kingdom, China, India and the U.A.E. For more information, visit www.RMGNetworks.com.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “expect,” “estimate,” “project,” “intend,” “plan,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Investors are cautioned that such forward-looking statements, including statements with respect to the anticipated consummation of the public offering are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: the company’s success in retaining or recruiting, or changes required in, its management and other key personnel; the potential de-listing of the company’s common stock from the Nasdaq Capital Market; the potential liquidity and trading of the company’s securities; Reach Media Group’s (“RMG”) history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company’s ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company’s common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Additional risks and uncertainties are identified and discussed in the company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this press release speak only as of the date of this press release. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this press release unless required by applicable law.

Contact:

For RMG Networks Holding Corporation
Investor
Carolyn M. Capaccio, 212-838-3777
IR@rmgnetworks.com
or
Media
TallGrass Public Relations
Shawn Roberts, 415-305-6456
shawn.roberts@tallgrasspr.com

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